UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 15, 2020
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-14880	N/A
(Commission File Number)	(IRS Employer Identification No.)
(Address of principal executive offices)
250 Howe Street, 20th Floor
Vancouver, British Columbia V6C 3R8
and
2700 Colorado Avenue
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Voting Common Shares, no par value per share	LGF.A	New York Stock Exchange
Class B Non-Voting Common Shares, no par value per share	LGF.B	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements with Certain Officers.

The Board of Directors of Lions Gate Entertainment Corp. (the “Company”) previously approved an amendment to the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan (the “2019 Plan”), subject to approval by the Company’s shareholders, to increase the maximum number of the Company’s common shares (the “Common Shares”) that may be issued or transferred pursuant to awards under the 2019 Plan by an additional 10,000,000 shares so that the new aggregate share limit under the 2019 Plan would be 16,100,000 Common Shares (not including shares that were originally approved for issuance under the Company’s prior stock incentive plans that have become available for issuance under the 2019 Plan pursuant to the terms of the 2019 Plan). At the Company’s annual meeting of shareholders held on September 15, 2020, the Company’s shareholders approved this 2019 Plan amendment.

The Common Shares available for issuance under the 2019 Plan may be either Class A Voting Common Shares of the Company (“Class A Shares”) or Class B Non-Voting Common Shares of the Company (“Class B Shares”), as determined by administrator of the 2019 Plan and set forth in the applicable award agreement. However, in no event may the combined number of Class A Shares and Class B Shares issued under the 2019 Plan exceed the aggregate share limit of the 2019 Plan described above.

The preceding summary is qualified in its entirety by reference to the text of the amended and restated 2019 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 15, 2020, the Company held its Annual General and Special Meeting of Shareholders (the “Annual Meeting”) to consider and vote upon the election of each of the nominated directors to the Board, the re-appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2021, an advisory vote to approve executive compensation and approval of an amendment to the 2019 Plan. For more information about the proposals considered and voted upon at the Annual Meeting, please see the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 28, 2020.

At the Annual Meeting, 89.9% of the Class A Shares entitled to vote at the Annual Meeting were represented in person or by proxy at the Annual Meeting.

Based on the results of the vote, and consistent with the Board’s recommendation, the shareholders voted to elect all of the Company's director nominees, approved the re-appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2021, approved the advisory vote on executive compensation and approved an amendment to the 2019 Plan.

The number of votes cast for or withheld from the election of each director and the number of votes cast for or against or abstaining from the other matters voted upon is also set forth below. The voting results disclosed below are final and have been certified by Broadridge Financial Solutions, the independent Inspector of Elections.

Election of Directors	Number of Shares Voted For	Number of Shares Withheld	Number of Shares Abstained	Percentage of Shares Voted “For” of Shares Voted
Michael Burns	61,632,240	1,784,911	408,155	97.19%
Mignon Clyburn	61,329,184	2,088,450	407,672	96.71%
Gordon Crawford	62,021,604	1,750,808	52,894	97.25%
Jon Feltheimer	61,990,004	1,783,875	51,427	97.20%
Emily Fine	59,822,402	3,926,023	76,881	93.84%
Michael T. Fries	48,886,192	14,138,444	800,670	77.57%
Susan McCaw	61,583,972	2,192,278	49,056	96.56%
Yvette Ostolaza	61,822,491	1,952,625	50,190	96.94%
Mark H. Rachesky, M.D.	59,160,640	4,164,652	500,014	93.42%
Daniel Sanchez	61,915,911	1,855,055	54,340	97.09%
Daryl Simm	59,302,150	3,985,710	537,446	93.70%
Hardwick Simmons	61,164,156	2,128,628	532,522	96.64%
David M. Zaslav	49,953,871	14,074,279	797,156	77.67%

	Number of Shares Voted For	Number of Shares Voted Withheld	Number of Shares Abstained	Percentage of Shares Voted “For” of Shares Voted
Re-Appointment of Ernst & Young LLP	72,946,237	981,104	647,183	98.67%

	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Percentage of Shares Voted “For” of Shares Voted
Advisory Vote to Approve Executive Compensation	57,649,513	5,175,854	999,939	91.76%

	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Percentage of Shares Voted “For” of Shares Voted
Approval of an Amendment to the 2019 Plan	49,256,887	13,600,555	967,864	77.17%

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description

	10.1	Lions Gate Entertainment Corp. 2019 Performance Incentive Plan.
	104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 15, 2020	LIONS GATE ENTERTAINMENT CORP.
(Registrant)

		By:	/s/ Corii D. Berg
		Name:	Corii D. Berg
		Title:	General Counsel